UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Oncternal Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

12230 El Camino Real, Suite 230

San Diego, California 92130

NOTICE OF 2023 ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

The 2023 Annual Meeting of Stockholders of Oncternal Therapeutics, Inc., a Delaware corporation, will be held as a virtual meeting via live webcast on the Internet on Wednesday, June 28, 2023, at 8:00 a.m. Pacific Time. Because the meeting is completely virtual and being conducted via the Internet, you will not be able to attend in person, but you will be able to participate online and submit your questions in advance or during the meeting. If you intend to participate in or vote your shares during the Annual Meeting, you must register online at www.proxydocs.com/ONCT. For instructions on how to participate in and vote your shares during the Annual Meeting, see the information in the accompanying Proxy Statement in the Section entitled, “General Information about the Annual Meeting and Voting – How can I participate in and vote at the Annual Meeting?”

The Annual Meeting is being held for the following purposes:

1.
to elect four directors for a three-year term to expire at the 2026 annual meeting of stockholders;
2.
to consider and vote upon the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023;
3.
to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;
4.
to consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, should occur every one, two or three years;
5.
to consider and vote upon the approval of an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions to permit exculpation of certain officers;
6.
to grant the board authority to effect a reverse stock split of our outstanding common stock by amending our Restated Certificate of Incorporation within one year and within a range of not less than one-for-five and not more than one-for-thirty; and
7.
to transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on May 9, 2023, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date and time of the Annual Meeting; the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the proxy statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to participate in the Annual Meeting.

Whether or not you expect to participate in our Annual Meeting, please vote in advance of the Annual Meeting by Internet or telephone as described in the accompanying proxy materials or, if you request that the proxy materials be mailed to you, by signing, dating and returning the proxy card enclosed with those materials. If you plan to participate in our Annual Meeting and wish to vote your shares during the meeting, you may do so at any time before the proxy is voted. All stockholders are cordially invited to participate in the meeting.

By Order of the Board of Directors,

/s/ James B. Breitmeyer

James B. Breitmeyer, M.D., Ph.D.

President, Chief Executive Officer and Director

San Diego, California

May 16, 2023

Your vote is important. Please vote your shares whether or not you plan to participate in the meeting.

PROXY STATEMENT

FOR THE ONCTERNAL THERAPEUTICS, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THE 2023 ANNUAL MEETING AND VOTING	1
PROPOSAL 1: ELECTION OF DIRECTORS	6
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
PROPOSAL 3: APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	20
PROPOSAL 4: FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION	21
PROPOSAL 5: APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO PERMIT EXCULATION OF CERTAIN OFFICERS	22
PROPOSAL 6: TO GRANT THE BOARD AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK BY AMENDING OUR RESTATED CERTIFICATE OF INCORPORATION WITHIN ONE YEAR AND WITHIN A RANGE OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-THIRTY, IF THE BOARD DEEMS IT WITHIN THE COMPANY’S BEST INTERESTS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
EXECUTIVE OFFICERS	32
EXECUTIVE COMPENSATION AND OTHER INFORMATION	34
EQUITY COMPENSATION PLAN INFORMATION	42
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	42
STOCKHOLDER PROPOSALS
ANNUAL REPORT	45
OTHER MATTERS	46

12230 El Camino Real, Suite 230

San Diego, California 92130

PROXY STATEMENT FOR THE ONCTERNAL THERAPEUTICS, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 28, 2023

The board of directors of Oncternal Therapeutics, Inc. is soliciting your proxy for use at the Annual Meeting of stockholders to be held on Wednesday, June 28, 2023, at 8:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to participate in the Annual Meeting online and submit your questions in advance or during the meeting. If you intend to participate in or vote your shares during the Annual Meeting, you must register online at www.proxydocs.com/ONCT by entering the control number on your Notice of Internet Availability or Proxy Card. For instructions on how to participate in and vote your shares during the Annual Meeting, see the information in the accompanying Proxy Statement in the Section entitled, “General Information about the Annual Meeting and Voting – How can I participate in and vote at the Annual Meeting?”

We intend to mail proxy materials on or about May 19, 2023 to all stockholders of record entitled to vote at the Annual Meeting, including a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report online and how to vote online. If you receive such a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to request to receive printed copies of these materials and a proxy card by mail.

EXPLANATORY NOTE

In June 2019, we, then operating as GTx, Inc., consummated a transaction pursuant to which a subsidiary of ours merged with and into privately held Oncternal Therapeutics, Inc. (“Private Oncternal”), with Private Oncternal surviving as our wholly owned subsidiary (the “Merger”). GTx, Inc. changed its name to Oncternal Therapeutics, Inc., and Private Oncternal, which remains our wholly owned subsidiary, changed its name to Oncternal Oncology, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 28, 2023: This proxy statement and our annual report are available electronically at www.proxydocs.com/ONCT.

IMPORTANT INFORMATION ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS AND VOTING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What am I voting on?

There are seven proposals scheduled for a vote:

Proposal 1: To elect four directors for a three-year term to expire at the 2026 annual meeting of stockholders.

•	Daniel L. Kisner, M.D.
•	William R. LaRue
•	Charles P. Theuer, M.D., Ph.D.
•	Rosemary Mazanet, M.D., Ph.D.

Proposal 2: Ratification of the appointment of BDO USA, LLP as our independent registered public accountants for the year ending December 31, 2023.

Proposal 3: To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“ SEC”).

Proposal 4: To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), should occur every one, two or three years.

Proposal 5: To approve an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions to permit exculpation of certain officers.

Proposal 6: To grant our board of directors authority to effect a reverse stock split of our outstanding common stock by amending our Restated Certificate of Incorporation within one year and within a range of not less than one-for-five and not more than one-for-thirty.

Who can vote at the meeting?

Only stockholders who owned our common stock as of the close of business on May 9, 2023, are entitled to vote at the Annual Meeting. As of May 9, 2023, there were 58,727,877 shares of our common stock outstanding. Common stock is our only class of stock outstanding and entitled to vote.

How many votes do I have?

Each share of our common stock that you own as of the close of business on May 9, 2023, entitles you to one vote.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders who have not previously requested the receipt of paper proxy materials advising them that they can access this proxy statement, our annual report and voting instructions over the Internet at www.proxydocs.com/ONCT.

You may request a printed copy of the proxy statement and annual report via the internet at www.investorelections.com/ONCT, by calling 866-648-8133, or by sending a blank e-mail to paper@investorelections.com with your 12 digit control number in the subject line. You can also state your preference to receive a paper copy for future meetings. There is no charge for requesting a copy. Please make your request for a copy on or before May 22, 2023, to facilitate timely delivery. In addition, stockholders may request to receive proxy materials electronically by email or in printed form by mail on an ongoing basis.

All stockholders will have the ability to access the proxy materials via the internet at www.proxydocs.com/ONCT. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting.

How do I vote by proxy?

With respect to the election of each director, you may vote “For” the election of each of the nominees or “Withhold” your vote with respect to one or more of the nominees. With respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting. With respect to the advisory vote on the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting. With respect to the advisory vote on whether the stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years, you may vote for “one year,” “two years” or “three years” or abstain from voting. With respect to the vote to approve an amendment to the our Restated Certificate of Incorporation to reflect new Delaware law provisions to permit exculpation of certain officers, you may vote “For” or “Against” or abstain from voting. With respect to the vote to grant our board of directors authority to effect a reverse stock split, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to participate in the meeting, we urge you to vote by proxy to ensure that your vote is counted.

By Mail: If you are a stockholder of record, and you elect to receive your proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. You should mail the proxy card in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card if you are voting over the

Internet or by telephone. If you properly complete your proxy card and send it in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Via the Internet in Advance of the Annual Meeting: You may vote at www.proxypush.com/ONCT, 24 hours a day, seven days a week. Use the control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you.

By Telephone: You may vote using a touch-tone telephone by calling 866-586-3107, 24 hours a day, seven days a week. Use the account number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you.

During the Annual Meeting: You may still participate in the meeting and vote during the Annual Meeting even if you have already voted by proxy, however you must register by no later than 5:00 p.m. Eastern Time, on June 27, 2023, in order to do so. Instructions on how to register for and vote during the meeting will be delivered to you in a subsequent email following your registration.

Beneficial Owners: Shares Registered in the name of a Broker or Banks

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice of Internet Availability of Proxy Materials or, if you have requested physical copies, a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

To vote during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form. If you intend to participate in or vote your shares during the Annual Meeting, you must register online by no later than 5:00 p.m. Eastern Time on June 27, 2023. Instructions on how to register for and vote during the meeting will be delivered to you in a subsequent email following your registration.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date;
•	you may notify our corporate secretary, Chase C. Leavitt, in writing before the Annual Meeting that you have revoked your proxy; or
•	you may notify our corporate secretary in writing before the Annual Meeting and vote via the internet during the meeting.

General Information about the Annual Meeting and Voting – How can I participate in and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via webcast. Any stockholder can participate in the Annual Meeting live online after you register at www.proxydocs.com/ONCT. If you were a stockholder as of May 9, 2023, or you hold a valid proxy for the Annual Meeting, and you have registered to participate in the Annual Meeting by 5:00 p.m. Eastern Time on June 27, 2023, you can vote during the Annual Meeting. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to participate in the Annual Meeting. A summary of the information you need to attend and participate in the Annual Meeting online is provided below:

•	On the day of the Annual Meeting, follow the instructions in the email communication you will receive after you have registered to participate.
•	Technical assistance for those having difficulty entering the meeting via the Internet will be provided to stockholders who have registered on the day of the Annual Meeting.

•	Webcast starts at 8:00 a.m. Pacific Time.
•	Stockholders may submit questions while participating in the Annual Meeting via the Internet.
•	Webcast replay of the Annual Meeting will be available until July 28, 2023.

To participate in the Annual Meeting, you will need the control number included in your Notice and Access Card, your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should register using your control number or otherwise vote through the bank or broker.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of May 9, 2023, or 29,363,940 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The four nominees who receive the most “For” votes (among votes properly cast during the meeting or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of BDO USA, LLP must receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Proposal 3: Approval of the Compensation of the Named Executive Officers. The approval of the compensation of the named executive officers must receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Proposal 4: Frequency of Stockholder Vote on Executive Compensation. The alternative which receives the most “For” votes (among votes properly cast in person or by proxy) will be the stockholders’ recommendation, on an advisory basis, of the frequency of the stockholder vote on executive compensation.

Proposal 5: Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Reflect New Delaware Law Provisions to Permit Exculpation of Certain Officers. The approval of the proposal must receive “For” votes from the holders of a majority of the outstanding shares of common stock.

Proposal 6: To grant the board authority to effect a reverse stock split within one year. The approval of the proposal must receive “For” votes from the holders of a majority of the outstanding shares of common stock.

Voting results will be tabulated and certified by Mediant Communications.

What is the effect of abstentions?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Because Proposals 1 and 4 are determined by a plurality of votes cast, abstentions will not be counted in determining the outcome of such proposal. For all other proposals scheduled for a vote at the annual meeting, abstaining has the same effect as a negative vote because abstentions are treated as shares present at the meeting or by proxy and entitled to vote.

What is the effect of broker non-votes?

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and either chooses not to vote those shares on a routine matter or is not permitted to exercise discretionary voting authority on a non-routine matter. Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists.

Proposals 2 and 6 are considered routine matters on which a broker, bank or other nominee has discretionary authority to vote. No broker non-votes are expected on these proposals. However, if there are any broker non-votes for Proposal 2, such broker non-votes will have no effect on the result of the vote. Any broker non-votes on Proposal 6 will have the same effect as a negative vote.

All other proposals scheduled for a vote at the annual meeting are considered non-routine, and accordingly, your broker, bank or other nominee may not exercise discretionary voting authority on those proposals. As a result, if you hold your shares with a broker, bank or other nominee and you do not provide timely voting instructions for the non-routine proposals, your shares will not be voted on those proposals at the annual meeting and will be considered “broker non-votes” on those proposals. Broker non-votes will have no effect on Proposals 1, 3, and 4. Broker non-votes on Proposal 5 will have the same effect as a negative vote.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. We have engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $40,000 in total. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers or other employees any additional compensation for these services. We will also ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2024 Annual Stockholders’ Meeting. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our annual report on Form 10-K for the year ended December 31, 2022, we will send you one without charge. Please write to: Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 230, San Diego CA 92130, Attn: Corporate Secretary.

All of our SEC filings are also available free of charge in the investor relations section of our website at www.oncternal.com.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our board of directors, which is currently composed of ten members. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the continuing members of our board of directors as of April 27, 2023:

	Class	Age	Position	Director Since
Daniel L. Kisner, M.D.	I	76	Director	2019
William R. LaRue	I	72	Director	2019
Charles P. Theuer	I	59	Director	2019
Rosemary Mazanet, M.D., Ph.D.	I	66	Director	2021
Jill DeSimone	II	67	Director	2023
Xin Nakanishi, Ph.D.	II	61	Director	2019
Robert J. Wills, Ph.D.	II	69	Director	2019
James B. Breitmeyer, M.D., Ph.D.	III	69	Director, President and Chief Executive Officer	2019
Michael G. Carter, M.B., Ch.B., F.R.C.P.	III	85	Director	2006
David F. Hale	III	74	Chairman of Board of Directors	2019

If no contrary indication is made, proxies in the accompanying form will be voted for the nominees, or in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

Information Regarding Directors

All of our directors bring to our board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. The process undertaken by our nominating & corporate governance committee in recommending qualified director candidates is described below under “Director Nominations Process.” Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs. The information set forth below as to the directors and nominees for director has been furnished to us by the directors:

Nominees for Election to the Board of Directors

Daniel L. Kisner, M.D. has served as a member of our board of directors since the completion of the Merger in June 2019. Dr. Kisner currently serves as an independent consultant in the life science industry. He was a partner at Aberdare Ventures from 2003 to 2011. Dr. Kisner served as Chairman of the board of directors of Caliper Life Sciences from 2002 to 2008, and as President and CEO of its predecessor company, Caliper Technologies, from 1999 to 2002. He held positions of increasing responsibility at Isis Pharmaceuticals, Inc., from 1991 to 1999, most recently as President and COO. Dr. Kisner previously served in pharmaceutical research and development executive positions at Abbott Laboratories from 1988 to 1991 and at SmithKline Beckman Laboratories from 1985 to 1988. He held a tenured faculty position in the Division of Medical Oncology at the University of Texas, San Antonio School of Medicine until 1985 after a five-year advancement through the Cancer Treatment Evaluation Program of the National Cancer Institute. Dr. Kisner is board certified in internal medicine and medical oncology. Dr. Kisner holds a B.A. from Rutgers University and an M.D. from Georgetown University. Dr. Kisner currently serves as a director at Histogen Inc. (formerly Conatus Pharmaceuticals, Inc.), Zynerba Pharmaceuticals, Inc. and Dynavax Technologies Corporation, and has extensive prior private and public company board experience, including serving as Chairman of the board of directors at Tekmira Pharmaceuticals. Dr. Kisner’s extensive leadership experience in the biotechnology and biopharmaceutical industries and as a venture capital investor contributed to our board of directors’ conclusion that he should serve as a director.

William R. LaRue has served as a member of our board of directors since the completion of the Merger in June 2019, and as a member of the board of directors of Private Oncternal since December 2017. Mr. LaRue currently serves as an independent board member for multiple public and private companies in the life science industry. He served as Senior Vice President and Chief Financial Officer at Cadence Pharmaceuticals, Inc., a biopharmaceutical company, starting in June 2006, and expanded his role to serve as Assistant Secretary at Cadence in April 2007, serving in both capacities until the company’s acquisition by Mallinckrodt plc in March 2014. At Cadence, Mr. LaRue was a member of the Executive Committee with direct responsibility for the company’s financial leadership including corporate financing, investor relations, financial planning and reporting, SEC reporting, accounting, treasury, risk management, tax and information technology. During his tenure, Cadence raised over $375 million in public and private equity and senior debt, including an IPO in October 2006 as the company transitioned from a development stage to a commercial stage company. Prior to joining Cadence, Mr. LaRue served as the Senior Vice President and Chief Financial Officer of CancerVax Corporation, a biotechnology company, from 2001 until its merger with Micromet, Inc. in May 2006. Mr. LaRue currently serves as a member of the board of directors and chairperson of the Audit Committee of TRACON Pharmaceuticals, Inc., a clinical stage biotechnology company. He previously served on the boards of directors of Alastin Skincare, Inc., Applied Proteomics, Inc., Conatus Pharmaceuticals, Inc., Neurelis Inc., and Cadence Pharmaceuticals, Inc. Mr. LaRue received a B.S. in business administration and an M.B.A. from the University of Southern California. Mr. LaRue’s extensive financial experience and leadership in both private and public companies contributed to our board of directors’ conclusion that he should serve as a director.

Rosemary Mazanet, M.D., Ph.D. has served as a member of our board of directors since January 2021. Dr. Mazanet has served since June 2015 as the Chair of the Scientific Advisory Board and since September 2017 as Chief Science Officer for Columbia Care, Inc. She serves as Clinical Advisor to many companies and funds through her consultancy business, R Mazanet LLC, which she has managed as President since May 2004. Dr. Mazanet also has experience in public equity markets as the Managing Partner at Apelles Investment, LLC from 2007 to 2014, and as the Head of Research at Oracle Partners LP from 1998 to 2004. Prior to her public equity work, Dr. Mazanet worked at Amgen, Inc., where she led Clinical Development teams that conducted successful development programs leading to product approvals. Dr. Mazanet served as a director of GTx, Inc. from January 2002 to June 2010, prior to the Merger in June 2019. Dr. Mazanet served as a Trustee at the University of Pennsylvania Health System from July 2002 until October 2021 and Emeritus Trustee since October 2021. She has also served as the Chair, Executive Advisory Board for the Wharton Leonard Davis Institute since December 2020. Dr. Mazanet holds a B.A. in biology from the University of Virginia, and an M.D. and Ph.D. from the University of Pennsylvania. Dr. Mazanet trained as an internist and oncologist in the Harvard Hospitals. Dr. Mazanat’s extensive experience in the life science and pharmaceutical industries contributed to our board of directors’ conclusion that she should serve as a director.

Charles P. Theuer, M.D., Ph.D. has served as a member of our board of directors since the completion of the Merger in June 2019, and as a member of the board of directors of Private Oncternal since March 2018. He has been President, Chief Executive Officer and a member of the board of TRACON Pharmaceuticals, Inc. since July 2006. From 2004 to 2006, Dr. Theuer was the Chief Medical Officer at TargeGen, Inc., a biotechnology company. Prior to joining TargeGen, Inc., Dr. Theuer was Director of Clinical Oncology at Pfizer, Inc., a pharmaceutical corporation, from 2003 to 2004. Dr. Theuer has also held senior positions at IDEC Pharmaceuticals Corp. from 2002 to 2003 and at the National Cancer Institute from 1991 to 1993. In addition, he has held academic positions at the University of California, Irvine, where he was Assistant Professor in the Division of Surgical Oncology and Department of Medicine. Dr. Theuer currently serves as a director at 4D Molecular Therapeutics, a position he has held since January 2016. Dr. Theuer received a B.S. from the Massachusetts Institute of Technology, an M.D. from the University of California, San Francisco, and a Ph.D. from the University of California, Irvine. He completed a general surgery residency program at Harbor-UCLA Medical Center and was board certified in general surgery in 1997. Dr. Theuer’s extensive clinical development experience and service as a director or officer of healthcare companies contributed to our board of directors’ conclusion that he should serve as a director.

Continuing Members of the Board of Directors

Class II Directors continuing in Office until the 2024 Annual Meeting of Stockholders

Jill DeSimone has served as a member of our board of directors since January 2023. Ms. DeSimone served as president of U.S. Oncology at Merck & Co., Inc. from 2014 to April 2022. She also served as interim president of U.S. Pharma to help navigate the business through the COVID-19 pandemic. Prior to joining Merck, she served as senior vice president of Global Women’s Health at Teva Pharmaceutical Industries Ltd from 2012 to 2014. Prior to her time at Teva, Ms. DeSimone served in several roles of increasing responsibility at Bristol Myers Squibb from 1980 to 2012, including senior vice president of U.S. Commercial from 2010 to 2012 and senior vice president of U.S. Virology/HIV from 2006 to 2010. Ms. DeSimone currently serves as a director of Praxis Precision Medicines, Inc., Kinnate Biopharma Inc. and Affini-T Therapeutics, Inc. Ms. DeSimone also serves as a board member for the Florida Cancer Specialists Foundation, a nonprofit organization that helps individuals with their essential living expenses while they undergo treatment for cancer. Ms. DeSimone received a B.S. in pharmacy from Northeastern University and completed a fellowship with the Wharton School of the University of Pennsylvania.

Xin Nakanishi, Ph.D. has served as a member of our board of directors since the completion of the Merger in June 2019, and as a member of the board of directors of Private Oncternal since November 2018. She has served as the Chief Executive Officer of Shanghai Pharma Biotherapeutics USA Inc. (“SPHbio”), a subsidiary of Shanghai Pharmaceuticals Holding Co. Ltd. (“SPH”), since July 2018 and as a member of the board of directors of SPHbio since March 2021. Dr. Nakanishi also serves as a director of Lionel Therapeutics, Inc. since August 2022. Dr. Nakanishi previously served as a venture partner at Yuansheng BioVenture from 2017-2018, and was CEO and founder of Sunvita Therapeutics, LLC from 2009-2018, a company that provided cross border business development for various U.S. and Chinese biopharmaceutical companies. She was also the Director of Biology at Phenomix Inc., a senior scientist at Pfizer, and a group leader at Immusol Inc. Dr. Nakanishi holds a B.A. in Virology from Wuhan University and a Ph.D. in Biochemistry from the University of Kansas. Dr. Nakanishi’s extensive experience in the life science and pharmaceutical industries contributed to our board of directors’ conclusion that she should serve as a director.

Robert J. Wills, Ph.D. joined our board as the Executive Chairman in March 2015, and has served as a member of our board since the completion of the Merger in June 2019. Dr. Wills has over three decades of experience as a leader in the pharmaceutical and biotechnology industry. Dr. Wills also serves as Chairman of the Board of CymaBay Therapeutics, as Chairman of the Board at Milestone Pharmaceuticals, Inc., as board member at Parion Sciences, Inc., as board member at Go Therapeutics and as a board member of Feldan Therapeutics. Prior to these roles, Dr. Wills spent over 25 years at Johnson & Johnson. Most recently he was Vice President, Alliance Management, Janssen Pharmaceutical Companies of Johnson & Johnson. He also served as Senior Vice President Global Development, where he was responsible for the R&D pipeline and a member of the R&D Board of Directors. In addition, he served on several of the commercial Operating Company Boards and key pharmaceutical group decision-making committees. Dr. Wills began his career at Hoffmann-LaRoche where he spent 10 years in several roles of scientific responsibility. He holds a BS in Biochemistry and an MS in Pharmaceutics from the University of Wisconsin and a PhD in Pharmaceutics from the University of Texas. Dr. Wills’ extensive experience in the life science and pharmaceutical industries and experience as our executive prior to the Merger contributed to our board of directors’ conclusion that he should serve as a director.

Class III Directors continuing in Office until the 2025 Annual Meeting of Stockholders

James B. Breitmeyer, M.D., Ph.D. has served as a member of our board of directors and as our President and Chief Executive Officer since the completion of the Merger in June 2019. Dr. Breitmeyer served as a member of the board of directors of Private Oncternal and as President and Chief Executive Officer of Private Oncternal since September 2015. Dr. Breitmeyer is a veteran biotech executive with experience successfully starting and growing biotechnology organizations. He has been responsible for both the development and implementation of both operational and drug development strategies, as well as supervising and managing both large organizations and emerging biotechnology companies. Dr. Breitmeyer served as President of Bavarian Nordic, Inc. and Executive Vice President of Bavarian Nordic A/S, a multinational corporation headquartered in Denmark, from February 2013 to July 2015 where he oversaw business operations and development strategy both for Bavarian Nordic, Inc. and Bavarian Nordic A/S. He served as a director of Zogenix, Inc., then a public pharmaceutical company, from March 2014 until it was acquired by UCB S.A. in March 2022 and was acting Chief Medical Officer of Zogenix from August 2012 to February 2013 where he was responsible for clinical development and regulatory strategy. He previously served as the Executive Vice President of Development and Chief Medical Officer of Cadence Pharmaceuticals Inc., a public pharmaceutical company, from August 2006 to August 2012, and the Chief Medical Officer of Applied Molecular Evolution Inc., a wholly owned subsidiary of Eli Lilly and Co., a global pharmaceutical company, from December 2001 to August 2006. Dr. Breitmeyer was also the founder, President and Chief Executive Officer of the Harvard Clinical Research Institute, and Chief Medical Officer and Head of Research & Development for North America at Serono Laboratories Inc., an international biopharmaceutical company. Dr. Breitmeyer served as a founding collaborator and scientific advisor to Immunogen Inc., a biotechnology company, and held clinical and teaching positions at the Dana Farber Cancer Institute and Harvard Medical School. Dr. Breitmeyer earned his B.A. in Chemistry from the University of California, Santa Cruz and his M.D. and Ph.D. from Washington University School of Medicine and is Board Certified in Internal Medicine and Oncology. He holds an active California medical license. Our board of directors believes that Dr. Breitmeyer’s perspective and experience as Oncternal’s President and CEO, as well as his depth of operating and senior management experience in the pharmaceutical industry in both private and public organizations and educational background, provide him with the qualifications and abilities to serve as a director.

Michael G. Carter, M.B., Ch.B., F.R.C.P. was appointed as a member of our board of directors in May 2006. Previously, Dr. Carter was a non-executive director of Santarus, Inc. from 2004 to 2013, served as a non-executive director of Micromet AG from 2001 to 2005 and of MICROMET, Inc. from 2006 to March 2012, and served as a non-executive director of Fulcrum Pharma, PLC from 2005 to 2010. Dr. Carter was a member of the advisory board of Paul Capital Royalty Fund from 2005 to 2008, and was a venture partner with SV Life Sciences Advisors, LLP from 1998 to 2016. He has served as a member of the strategic advisory board of Healthcare Royalty Partners (HCRP) since September 2009 and a member of the HCRP Investment Committee since 2015. Dr. Carter was the non-executive chairman of Metris Therapeutics, Ltd., a biotechnology firm specializing in women's healthcare from 1999 to 2008. He was also a non-executive director of ONCOETHIX from June 2013 until its sale to Merck & Co., in December 2014. Dr. Carter served on the pharmaceutical board of I.C.I. Zeneca Pharmaceuticals, a predecessor company of AstraZeneca, and held various positions with I.C.I. Zeneca from 1984 to 1998, including International Medical Director and International Marketing Director. From 1985 to 1995, Dr. Carter served as a member of the U.K. Government's Medicines Commission. Dr. Carter is an Elected Fellow of the Royal Pharmaceutical Society, Faculty of Pharmaceutical Medicine, and of the Royal College of Physicians of Edinburgh. Dr. Carter holds a degree in pharmacy from London University (U.K.) and a medical degree from Sheffield University Medical School (U.K.). Our board of directors believes that Dr. Carter’s specific expertise in the development and commercialization of pharmaceutical products by both large pharmaceutical companies and small specialty biotech companies provide him with the qualifications and expertise to serve as a director.

David F. Hale has served on our board of directors since the completion of the Merger in June 2019. He was a co-founder and served as a member of the board of directors of Private Oncternal since 2013, and Chairman of the Board of Private Oncternal from December 2018 until the Merger. Since May 2006, Mr. Hale has served as Chairman & CEO of Hale Biopharma Ventures, LLC. He is a serial entrepreneur who has been involved in the formation and development of numerous life sciences companies. He was previously President and CEO of CancerVax Corporation, a cancer therapeutic company from October 2000 through May 2006 when CancerVax merged with Micromet, Inc. He became Chairman of Micromet, Inc. until the sale of the company to Amgen Inc. in 2012. After joining Hybritech, Inc., in 1982, he was President & Chief Operating Officer and became CEO in 1986, when Hybritech was acquired by Eli Lilly and Co. From 1987 to 1997 he was Chairman, President and CEO of Gensia, Inc. He was a co-founder and Chairman of Viagene, Inc. from 1987 to 1995. He was President and CEO of Women First HealthCare, Inc. from January 1998 to June 2000. Prior to joining Hybritech in 1982, Mr. Hale was Vice President and General Manager of BBL Microbiology Systems, a division of Becton, Dickinson & Co. and from 1971 to 1980, held various marketing and sales management positions with Ortho Pharmaceutical Corporation, a division of Johnson & Johnson, Inc. Mr. Hale previously served as Chairman of a number of companies, including Santarus, Inc., Somaxon, Inc., SkinMedica, Inc., CRISIMed, Inc., Agility Clinical, Inc., Zerigo Health, Inc., Neurana, Inc., and Conatus Pharmaceuticals Inc. He is a Co-founder and currently serves as a Director of Neurelis, Inc and Dermata, Inc. Mr. Hale also is a co-founder and serves on the board of directors of BIOCOM and Connect, is a former member of the board of The Biotechnology Industry Organization or BIO, and the San Diego Economic Development Corporation. Mr. Hale also serves as a board trustee of Rady Children’s Hospital of San Diego, and Chairman of the board of Rady Children’s Institute of Genomics Medicine and serves as a member of the board of the University of San Diego. Mr. Hale holds a B.A. in Biology and Chemistry from Jacksonville State University. Our board of directors believes Mr. Hale is qualified to serve as our chairman because of his extensive knowledge of Oncternal’s business and history, experience as a board member of multiple publicly traded and privately held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of Nasdaq rules.

Our board of directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that each of our current directors, other than James B.

Breitmeyer, M.D., Ph.D., our Chief Executive Officer and President, qualifies as an “independent” director within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under Nasdaq rules.

Board Leadership Structure

Our board of directors is currently led by its chairman, David F. Hale. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. The chief executive officer is responsible for setting our strategic direction, day-to-day leadership and performance, while the chairman of our board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing our board of directors and company oversight.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

Our audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, our audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by our audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including related to cybersecurity. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating & corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board of Directors Meetings

During the fiscal year ended December 31, 2022, our board of directors held seven meetings (including regularly scheduled, telephonic and special meetings). Each director attended at least 75% of the meetings held by our board of directors and the committees of which he or she was a member during such director’s term of service except for Xin Nakanishi.

Committees of the Board of Directors

We have four standing committees: audit, compensation, nominating & corporate governance, and science & development. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Corporate Governance section of our website at www.oncternal.com.

Audit Committee

Our audit committee consists of three members: Mr. LaRue (chairman and financial expert), Mr. Hale and Dr. Kisner. Our board of directors has determined that Mr. LaRue qualifies as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that all members of our audit committee are independent directors, as defined in the Nasdaq qualification standards and by Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our audit committee met five times during 2022.

Our audit committee is governed by a written charter adopted by our board of directors. Our audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. Our audit committee’s responsibilities include, among other things:

•	selecting and appointing our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;
•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•	preparing the report of our audit committee that the SEC requires in our annual proxy statement;
•	reviewing policies with respect to risk assessment and risk management, including with respect to cybersecurity;
•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our related person transaction policy and procedures; and
•	reviewing and evaluating, at least annually, the performance of our audit committee and its members including compliance of our audit committee with its charter.

Both our external auditor and internal financial personnel meet privately with our audit committee and have unrestricted access to this committee.

Compensation Committee

Our compensation committee consists of four members: Mr. Hale (chair), Dr. Kisner, Ms. DeSimone and Mr. LaRue. Our board of directors has determined that all members of our compensation committee are independent directors, as defined in the Nasdaq qualification standards. Our compensation committee met 10 times during 2022.

The compensation committee is governed by a written charter approved by our board of directors. The compensation committee’s purpose is to assist our board of directors overseeing the development plans and compensation for our senior management and directors and recommend these plans to our board of directors. The compensation committee’s responsibilities include, among other things:

•	reviewing our compensation philosophy, including our policies and strategy relative to executive compensation;
•	reviewing and approving or recommending to the full board for approval the compensation of our Chief Executive Officer;
•	reviewing and approving or recommending to the full board for approval the compensation of our other executive officers;
•	reviewing and recommending to the full board for approval the compensation policies for members of our board of directors and board committees;
•	reviewing, approving or making recommendations to the board for approval of our benefit plans and the issuance of stock options and other awards under our equity incentive plans;
•

reviewing and discussing with management our compensation discussion and analysis to be included in our annual proxy report or annual report on Form 10-K and producing the report that the SEC requires in our annual proxy statement;

•	preparing our annual compensation committee report, to the extent required; and
•	reviewing and evaluating, at least annually, the performance of our compensation committee and its members including compliance of our compensation committee with its charter.

Nominating & Corporate Governance Committee

Our nominating & corporate governance committee consists of four members: Dr. Mazanet (chair), Dr. Carter, Ms. DeSimone and Dr. Theuer. Our board of directors has determined that all members of our nominating & corporate governance committee are independent directors, as defined in the Nasdaq qualification standards. Our nominating & corporate governance committee met four times during 2022.

The nominating & corporate governance committee is governed by a written charter approved by our board of directors. The nominating & corporate governance committee’s purpose is to assist our board of directors by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The nominating & corporate governance committee’s responsibilities include, among other things:

•	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;
•	evaluating and recommending candidates for election to our board of directors;
•	overseeing our board of directors’ performance and self-evaluation process;

•	reviewing our corporate governance guidelines and providing recommendations to the board regarding possible changes; and
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reviewing and evaluating, at least annually, the performance of our nominating & corporate governance committee and its members including compliance of our nominating & corporate governance committee with its charter.

Science & Development Committee

Our science & development committee consists of six members: Drs. Theuer (chairman), Carter, Kisner, Mazanet, Nakanishi and Wills. Our science & development committee met four times during 2022.

The science & development committee is governed by a written charter approved by our board of directors. The science & development committee’s purpose is to assist our board of directors by reviewing and evaluating our research and development strategy and its research, development and clinical programs. The science & development committee’s responsibilities include, among other things:

•

reviewing, evaluating and reporting to our board of directors regarding strategy, plans and goals, as well as progress and performance, of our preclinical research and development programs and clinical programs;

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reviewing and evaluating the infrastructure and resources we make available for our preclinical research and development activities and our clinical programs, and make recommendations as appropriate if the infrastructure and/or resources are insufficient, in the opinion of the committee, to accomplish our goals;

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identifying and discussing significant emerging scientific, preclinical, clinical, medical, regulatory or legislative issues and trends, and any relevant competitive activity, focusing particularly on their potential impact on any of our programs, plans, or policies relating to our preclinical research and development activities and our clinical programs; and

•	reviewing and evaluating, at least annually, the performance of the science & development committee and its members including compliance of the science & development committee with its charter.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with BDO USA, LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States of America, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee by the standards of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee has received the written disclosures and the letter from BDO USA, LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and the audit committee has discussed with BDO USA, LLP their independence from Oncternal Therapeutics, Inc. and its management.

The audit committee met with BDO USA, LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls including internal control over financial reporting and the overall quality of the Company’s financial reporting. BDO USA, LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. The audit committee’s meetings with BDO USA, LLP were held with and without management present. The audit committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the Company’s board of directors that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in our annual report on Form 10-K for the year ended December 31, 2022, filed by the Company with the SEC. The audit committee and the Company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2023.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

William R. LaRue (Chairman)

David F. Hale

Daniel L. Kisner, M.D.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are Mr. Hale (chairman), Dr. Kisner, Ms. DeSimone and Mr. LaRue, none of whom currently serves, or in the past year has served, as an officer or employee of Oncternal Therapeutics, Inc. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Employee, Officer and Director Hedging

Our Insider Trading Compliance Policy prohibits our employees (including executive officers) and directors from engaging in hedging transactions, including zero-cost collars and forward sale contracts, involving our securities. In addition, our Insider Trading Compliance Policy prohibits these individuals from pledging our securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold our securities in a “margin account,” which would allow the individual to borrow against their holdings to buy securities.

Director Nomination Process

Director Qualifications

In evaluating director nominees, our nominating & corporate governance committee will consider among other things the following factors:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	strong finance, accounting or executive compensation experience;
•	experience relevant to our industry;
•	experience as a board member of another publicly held company;
•	leadership skills;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; and
•	practical and mature business judgment.

The nominating & corporate governance committee’s goal is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experience. Moreover, our nominating & corporate governance committee believes that the background and qualifications of our board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Other than the foregoing criteria for director nominees, our nominating & corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on our board of directors. The nominating & corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of us and our stockholders. The nominating & corporate governance committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The nominating & corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by our nominating & corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating & corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with our nominating & corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, our nominating & corporate governance committee may identify the desired skills and experience of a new nominee in light of the criteria above, in which case, our nominating & corporate governance committee would generally poll our board of directors and members of management for their recommendations. The nominating & corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating & corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by our nominating & corporate governance committee members and by certain of our other independent directors and executive management. In making its determinations, our nominating & corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, our nominating & corporate governance committee makes its recommendation to our board of directors.

The nominating & corporate governance committee evaluates director candidate recommendations by stockholders in the same manner as it evaluates other director candidate recommendations. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations. Any stockholder recommendations for additions to our board of directors should be sent to Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 230, San Diego, CA 92130, Attention: Corporate Secretary.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting, we encourage all of our directors to attend. Eight of our directors serving at the time attended our 2022 Annual Meeting of Stockholders.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors, a committee of our board of directors, or an individual director should submit their written comments to our corporate secretary at Oncternal Therapeutics, Inc., Attn: Corporate Secretary, 12230 El Camino Real, Suite 230, San Diego, California 92130. The corporate secretary will forward such communications to each member of our board of directors, the applicable committee or to the applicable director(s). Items that are unrelated to the duties and responsibilities of our board of directors will be excluded. In addition, material that is illegal, inappropriate or similarly unsuitable will be excluded. Any letter that is filtered out under these standards, however, will be made available to any director upon request.

Code of Conduct and Ethics; Corporate Governance

We have a written Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code in the “Corporate Governance” section of the “Investors” page of our website located at

oncternal.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

Board Diversity

The table below provides certain information regarding the composition of our board of directors in the categories identified by Nasdaq Rule 5605. As shown below, we are in compliance with the diversity requirements of Nasdaq Rule 5605.

Board Diversity Matrix (as of April 27, 2023)
Board Size
Total Number of Directors	10
	Female	Male
Part I: Gender Identity
Directors	3	7
Part II: Demographic Background
Asian	1	0
White	2	7

Director Compensation

We compensate non-employee members of our board of directors. Directors who are also employees do not receive cash or equity compensation for service on our board of directors in addition to compensation payable for their service as our employees.

Our non-employee director compensation policy provides for annual retainer fees and long-term equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $40,000. We also paid an additional annual retainer of $35,000 to the chairperson of our board of directors, $15,000 to the chairperson of our audit committee, $10,000 to the chairperson of our compensation committee, and $8,000 to the chairperson of our nominating & corporate governance committee. We also pay an additional $7,500 per year to members of our audit committee (other than the chair), an additional $5,000 per year to members of our compensation committee (other than the chair), an additional $4,000 per year to members of our nominating & corporate governance committee (other than the chair), and an additional $8,000 per year to members of the Science and Development Committee. Any non-employee director first elected to our board of directors is granted an option to purchase 50,000 shares of our common stock on the date of the director’s initial election to our board of directors. In addition, on the date of the 2022 annual meeting of our stockholders, each non-employee director received an option to purchase 25,000 shares of common stock, except Mr. Hale, who received an option to purchase 37,500 shares of common stock. The initial options granted to non-employee directors vest over three years in 36 equal monthly installments, subject to the director’s continuing service on our board of directors on those dates. The annual options granted to non-employee directors described above vest over one year in 12 equal monthly installments, subject to the director’s continuing service on our board of directors on those dates. In addition, the options granted to our non-employee directors vest upon a change in control. Each option granted to a non-employee director has a 10-year term and remains exercisable for a period of 12 months following a director’s termination of service, or such longer period as our board of directors may determine in its discretion on or after the date of grant of such stock options. These options are granted under our 2019 Incentive Award Plan (the “2019 Plan”). All options have an exercise price per share equal to the fair market value of our common stock on the date of grant.

We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

2022 Director Compensation Table

The following table summarizes cash and stock compensation received by our non-employee directors during the year ended December 31, 2022. Dr. Breitmeyer is not included in the following table as he served as an executive officer during 2022 and his compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)	Total ($)
Michael G. Carter, M.B., Ch.B., F.R.C.P.	70,000		20,205	90,205
Jinzhu Chen, Ph.D.	40,000	(2)	20,205	60,205
David F. Hale	96,500		30,308	126,808
Daniel L. Kisner, M.D.	60,500		20,205	80,705
William R. LaRue	60,000		20,205	80,205
Rosemary Mazanet, M.D. Ph.D.	52,000		20,205	72,205
Xin Nakanishi, Ph.D.	48,000		20,205	68,205
Charles P. Theuer, M.D., Ph.D.	52,000		20,205	72,205
Robert J. Wills, Ph.D.	48,000		20,205	68,205

(1)

The amounts are valued based on the aggregate grant date fair value of the option awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). See Note 7 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 9, 2023, for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to FASB ASC Topic 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a non-employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non-employee director’s continued service on our board of directors.

(2)	Dr. Chen assigned the entire amount of her cash retainer to Shanghai Pharma Biotherapeutics USA Inc., a subsidiary of SPH USA. Dr. Chen resigned from our board of directors on December 23, 2022.

As of December 31, 2022, the current and former non-employee directors listed in the table above held the following number of outstanding equity awards:

Name	Stock Options Held as of December 31, 2022
Michael G. Carter, M.B., Ch.B., F.R.C.P.	95,000
Jinzhu Chen, Ph.D.	37,500
David F. Hale	137,500
Daniel L. Kisner, M.D.	95,000
William R. LaRue	95,000
Rosemary Mazanet, M.D. Ph.D.	100,000
Xin Nakanishi, Ph.D.	95,000
Charles P. Theuer, M.D., Ph.D.	95,000
Robert J. Wills, Ph.D.	95,000

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the Annual Meeting, the four nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF DANIEL L. KISNER, M.D., WILLIAM R. LARUE, CHARLES P. THEUER, AND ROSEMARY MAZANET, M.D., PH.D.

PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, LLP has served as our independent registered public accounting firm since the completion of the Merger. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by Delaware law, our Restated Certificate of Incorporation or our amended and restated bylaws. However, our audit committee is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our audit committee determines that such a change would be in the best interests of us and our stockholders.

Independent Registered Public Accounting Firm’s Fees

Services Rendered to the Company by BDO USA, LLP

The following table represents aggregate fees billed to us for services rendered to us related to the fiscal years ended December 31, 2022 and 2021, by BDO USA, LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2022	2021
Audit Fees (1)	$436,304	$315,276
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$436,304	$315,276

(1)

Audit Fees consist of fees billed for professional services performed by BDO USA, LLP for the audit of our annual financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and annual report on Form 10-K, services in connection with securities offerings, review of our registration statements on Form S-3 and S-8 and related services that are normally provided in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by our audit committee chairman or our audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2022 and 2021. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of BDO USA, LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of BDO USA, LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as “Against” votes. The approval of proposal 2 is a routine proposal on which a broker or other nominee are expected to have discretionary authority to vote. Accordingly, no broker non-votes are expected to result from this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 3:

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the “Executive Compensation and Other Information” section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the “Executive Compensation and Other Information” section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Oncternal Therapeutics, Inc. stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Oncternal Therapeutics, Inc.’s Proxy Statement for the 2023 Annual Meeting.”

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting on the proposal will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4:

FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting regarding whether the stockholder vote to approve the compensation of our named executive officers as required by Section 14A(a)(2) of the Exchange Act (and as described in Proposal 3 of this proxy statement), should occur every one, two or three years. Under the rules issued by the SEC, stockholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the alternative receiving the highest number of votes—every one year, every two years or every three years—will be the stockholders’ recommendation, on an advisory basis, of the frequency of the stockholder vote on executive compensation. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on this proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY ONE YEAR REGARDING THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS REQUIRED BY SECTION 14A(A)(2) OF THE EXCHANGE ACT. PLEASE NOTE: STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE OUR BOARD’S RECOMMENDATION REGARDING THIS PROPOSAL 4.

PROPOSAL 5:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

RESTATED CERTIFICATE OF INCORPORATION TO PERMIT EXCULPATION OF CERTAIN OFFICERS

Our board of directors is requesting stockholder approval of an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions to permit exculpation of certain officers.

General

The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

Our board of directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from serving corporations. In the absence of such protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, our board of directors took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of officers that would be impacted, and the benefits our board of directors believes would accrue to us by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce future litigation costs associated with frivolous lawsuits.

Our board of directors balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of the company and our stockholders to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to our Restated Certificate of Incorporation as the “Officer Exculpation Charter Amendment” in this proxy statement. The Officer Exculpation Charter Amendment would add a new Article X to our Restated Certificate of Incorporation to read in its entirety as follows:

“Except to the extent that the DGCL prohibits the elimination or limitation of liability of officers for breaches of fiduciary duty, no officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer. If the DGCL or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of officers of the Corporation, then the liability of an officer of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article X. Any repeal or modification of the foregoing provisions of this Article X shall not affect adversely any right or protection of any officer of the Corporation existing at the time of such repeal or modification.”

Effect of the Amendment

The proposed Officer Exculpation Charter Amendment would allow for the exculpation of our officers to the fullest extent permitted by the DGCL. As described above, this means that the proposed Officer Exculpation Charter Amendment would allow for the exculpation of covered officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Further, the Officer Exculpation Charter Amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

Rationale for Adoption of Officer Exculpation Charter Amendment

Our board of directors believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation and failing to adopt the proposed Officer Exculpation Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the company.

For the reasons stated above, our board of directors determined that the proposed Officer Exculpation Charter Amendment is advisable and in the best interest of the company and our stockholders and authorized and approved the proposed Officer Exculpation Charter Amendment and directed that it be considered at the Annual Meeting. Our board of directors believes the proposed Officer Exculpation Charter Amendment would better position the company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors.

The proposed Officer Exculpation Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

If our stockholders approve the Officer Exculpation Charter Amendment, our board of directors has authorized our officers to file the Officer Exculpation Charter Amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the Officer Exculpation Charter Amendment at the Annual Meeting, and the Officer Exculpation Charter Amendment would become effective upon acceptance by the Delaware Secretary of State.

If our stockholders do not approve the Officer Exculpation Charter Amendment, our current exculpation provisions relating to directors will remain in place, and the Officer Exculpation Charter Amendment will not be filed with the Delaware Secretary of State. However, even if our stockholders approve the Officer Exculpation Charter Amendment, our board of directors retains discretion under Delaware law not to implement it.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting will be required to approve the Officer Exculpation Charter Amendment to reflect new Delaware law provisions to permit exculpation of certain officers of the Company. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO PERMIT EXCULATION OF CERTAIN OFFICERS

PROPOSAL 6:

TO GRANT THE BOARD AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK BY AMENDING OUR RESTATED CERTIFICATE OF INCORPORATION WITHIN ONE YEAR AND WITHIN A RANGE OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-THIRTY, IF THE BOARD DEEMS IT WITHIN THE COMPANY’S BEST INTERESTS

Introduction

Our board of directors is recommending that the stockholders approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our board of directors in its sole discretion. If our board of directors decides to implement the split, it will become effective upon the filing of the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. If the reverse split is implemented, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio selected by our board of directors. The total number of authorized shares of our common stock would remain unchanged at 120,000,000 shares, resulting in an effective increase in the authorized number of shares of our common stock.

The form of the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Appendix A. Notwithstanding approval of the proposed amendment by our stockholders, our board of directors may, at its sole option, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any reverse stock split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our board of directors does not implement a reverse stock split on or prior to June 28, 2024, which is one year from the date of the Annual Meeting, stockholder approval would again be required prior to implementing any reverse stock split.

Background of the Reverse Split

The Nasdaq Listing Qualifications Department notified us on April 4, 2023 that the bid price of our common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the “Bid Price Rule”). Therefore, in accordance with Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until October 2, 2023, to regain compliance. The letter states that the Nasdaq staff will provide written notification that we have achieved compliance with the Bid Price Rule if at any time before October 2, 2023, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.

If we fail to regain compliance with the Bid Price Rule on or before October 2, 2023, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, the Nasdaq staff would notify us that our securities would be subject to delisting. In the event of such a notification, we may appeal the Nasdaq staff’s determination to delist our securities, but there can be no assurance the Nasdaq staff would grant our request for continued listing.

Reasons for the Reverse Stock Split

Our primary objective in asking for the authority to effect the reverse stock split is to raise the per share trading price of our common stock. The board believes that having the ability to implement the reverse stock split would better enable us to maintain the listing of our common stock on the Nasdaq Capital Market. Also, if the reverse stock split is implemented, we believe it would facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities and better enable us to raise funds to finance operations.

Although our board of directors presently intends to effect the reverse stock split only if necessary to regain compliance with the Bid Price Rule, under Section 242(c) of the Delaware General Corporation Law, our board of directors has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment to our Restated Certificate of Incorporation at the Annual Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

Our board may consider a variety of factors in determining whether to proceed with the proposed amendment of the Restated Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. If the closing bid price of our common stock on the Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days, as discussed more fully below, our board of directors may decide to abandon the filing of the proposed amendment to the Restated Certificate of Incorporation.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

Risk Factors Associated with the Reverse Stock Split

We cannot assure you that the reverse stock split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per post-split share of our common stock would either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, as required by Nasdaq;
•

the trading price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split would result in a per share price that would increase the level of investment by institutional investors or increase analyst and broker interest in our company; or
•	the reverse stock split will result in decreased transaction costs for our stockholders.

In addition, there can be no assurance that our common stock will not be delisted due to a failure to meet other continued listing requirements even if the market price per post-split share of our common stock remains in excess of $1.00.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

After the effective date of the reverse stock split, each stockholder would own a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the company (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning only a fractional share as described below).

Depending on the ratio for the reverse stock split determined by our board of directors, a minimum of every five and a maximum of every 20 shares of issued common stock will be combined into one new share of common stock. Based on 58,727,877 shares of common stock issued and outstanding as of May 9, 2023, immediately following the reverse stock split the company would have approximately 11,745,575 shares of common stock issued and outstanding if the ratio for the reverse stock split is 1-for-5, and 1,957,596 shares of common stock issued and outstanding if the ratio for the reverse stock split is 1-for-30. Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding of between 1,957,596 and 11,745,575 shares.

Because the total number of shares of authorized common stock is not being reduced in an amount proportionate to the reverse stock split, the ability of the board of directors to issue authorized and unissued shares without further stockholder action will be significantly increased. Except for the shares issuable upon the exercise, vesting, and settlement of outstanding options, warrants, and RSUs and shares of common stock issuable under our Open Market Sale AgreementSM with Jefferies LLC, we have no current plans, proposals or arrangements to issue any authorized but unissued shares of common stock. At present, our board of directors has no additional plans to issue additional shares of common stock.

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock. The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Restated Certificate of Incorporation or bylaws. However, our Restated Certificate of Incorporation authorizes us to issue 5,000,000 shares of preferred stock and the reverse stock split would have no effect on the number of shares of preferred stock that we are authorized to issue.

After the effective date of any reverse stock split that our board of directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

The reverse stock split would also reduce the number of shares of common stock available for issuance under our 2019 Incentive Award Plan and 2021 Employment Inducement Incentive Award Plan, which are the only equity incentive compensation plans currently active from which we may make new stock awards. With respect to outstanding stock options to purchase shares of our common stock and RSUs, the reverse stock split would effect a reduction in the number of shares subject to such outstanding stock options or RSUs proportional to the exchange ratio of the reverse stock split (rounded down to the nearest whole share) and would effect a proportionate increase in the exercise price of such outstanding stock options (rounded up to the nearest whole cent). Unless required by the terms of the equity incentive compensation plan pursuant to which a stock equity award was issued, no cash payment would be made to holders of equity awards in respect of such rounding. Under the terms of our outstanding warrants, the reverse stock split would also result in a proportionate increase in the exercise price of the warrants, as well as a proportionate decrease in the number of shares issuable to the holders thereof upon exercise of the warrants.

If the proposed reverse stock split is implemented, it would increase the number of our stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of our common stock under the Exchange Act. If the reverse stock split is implemented, our common stock would continue to be reported on the Nasdaq Capital Market under the symbol “ONCT” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of approximately 20 trading days to indicate that the reverse stock split has occurred).

Effective Date

Our board of directors, in its discretion, may elect to effect the reverse stock split upon receipt of stockholder approval, or not if our board of director determines in its discretion not to proceed with the reverse stock split. The reverse stock split and the change in the number of our authorized shares of common stock would become effective on the date of filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the exchange ratio contained in the certificate of amendment. If our board of directors does not implement the reverse stock split by June 28, 2024, which is one year from the date of the Annual Meeting, stockholder approval would be required again prior to the implementation of any reverse stock split.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, we would pay to the stockholder, in cash, the value of any fractional share arising from the reverse stock split. The cash payment would equal the closing sale price per share of our common stock as reported on the Nasdaq Capital Market on the last trading day preceding the effective date of the reverse stock split multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.

If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:

•

purchase a sufficient number of shares of our common stock so that you would hold at least that number of shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one share of common stock on a post-split basis; or

•

if applicable, consolidate your accounts so that you hold at least that number of shares of our common stock in one account prior to the reverse stock split that would entitle you to at least one share of our common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on our company’s share register maintained by our transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

After the reverse stock split, then-current stockholders would have no further interest in our company with respect to their fractional shares. A person otherwise entitled to a fractional share would not have any voting, dividend or other rights in respect of his or her fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the range of exchange ratios described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Non-Registered Stockholders

Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Book-Entry Shares and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

Stockholders who hold registered shares of our common stock in book-entry form do not need to take any action to receive post-reverse stock split shares of our common stock in registered book-entry form or the cash payment in lieu of any fractional interest, if applicable. These stockholders will have their pre-reverse stock split shares exchanged automatically and a Credit Advice will be mailed to them upon exchange indicating the number of post-reverse stock split shares owned by such stockholders. A check will also be mailed to such stockholders’ registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, such stockholders will warrant that they owned the shares of our common stock for which they received the cash payment.

Exchange of Stock Certificates and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders and without regard to the date that stock certificates representing pre-split shares of common stock are physically surrendered for new stock certificates representing post-split shares of common stock.

As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for any cash payment due for fractional shares and, if so elected by the holder, certificates representing the number of shares of our post-split common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the payment in lieu of fractional shares and exchange of stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive any cash payment due for fractional shares and, upon payment of the applicable fee, new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered its outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the amount on our balance sheet attributable to our common stock would be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the common stock is reduced. The per share common stock net loss would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split, and we will not independently provide our stockholders with any such right.

No Going Private Transaction

Notwithstanding the change in the number of outstanding shares following the reverse stock split, our board of directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	persons that are not U.S. Holders (as defined below);
•	persons subject to the alternative minimum tax;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the effective time of the reverse stock split.

Information Reporting and Backup Withholding

A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting will be required to approve the amendment of our Restated Certificate of Incorporation to effect a reverse stock split. Abstentions and broker non-votes with respect to this proposal will have the same effect as a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO GRANT THE BOARD AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK BY AMENDING OUR RESTATED CERTIFICATE OF INCORPORATION WITHIN ONE YEAR AND WITHIN A RANGE OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-THIRTY, IF THE BOARD DEEMS IT WITHIN THE COMPANY’S BEST INTERESTS. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of April 27, 2023, for:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 230, San Diego, California 92130. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us by the stockholders, that each person or group named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 58,711,451 shares of common stock outstanding on April 27, 2023, and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of stock options or warrants. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Number of Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% or Greater Stockholders:
Entities affiliated with Shanghai Pharmaceuticals Holding Co., Ltd. (1)	4,069,099	6.5%
Named Executive Officers and Directors
James B. Breitmeyer, M.D., Ph.D. (2)	1,688,378	2.8%
Michael G. Carter, M.B., Ch.B., F.R.C.P. (3)	166,947	*
Jill DeSimone (4)	11,944	*
David F. Hale (5)	877,704	1.5%
Gunnar F. Kaufmann, Ph.D. (6)	368,673	*
Daniel L. Kisner, M.D. (7)	110,000	*
William R. LaRue (8)	121,174	*
Rosemary Mazanet, M.D., Ph.D. (9)	89,007	*
Xin Nakanishi, Ph.D. (10)	95,000	*
Charles Theuer, M.D., Ph.D. (11)	109,677	*
Robert J. Wills, Ph.D. (12)	114,620	*
Salim Yazji, M.D. (13)	307,571	*
All current directors and executive officers as a group (15 persons) (14)	5,070,879	8.0%

* Indicates beneficial ownership of less than 1% of total outstanding common stock.

(1)
The following information is derived from Schedule 13D/A filed by SPH, on July 23, 2020. The number of shares beneficially owned consists of: (i) 524,658 shares owned by Shanghai Pharmaceuticals (HK) Investment Limited (“SPH HK”) issuable upon the exercise of a warrant to purchase common stock; (ii) 1,049,317 shares owned by SPH HK, and (iii) 2,495,124 shares owned by SPH USA. SPH USA and SPH HK are wholly owned subsidiaries of Shanghai Pharmaceuticals Holding Co., Ltd., a joint stock company incorporated in the People’s Republic of China with limited liability (“SPH”). The board of directors of SPH USA has the ability to direct the voting and disposition of the shares owned by SPH USA. The board of directors of SPH HK has the ability to direct the voting and disposition of the shares owned by SPH HK. The board of directors of SPH has voting and investment power over the shares held by SPH USA and SPH HK through appointing the boards of directors of each of SPH USA and SPH HK. The board of directors of SPH consists of Cho Man, Li Yongzhong, Shen Bo, Zhou Jun, Ge Dawei, Li An, Cai Jiangnan, Hong Liang, Gu Zhaoyang and Manson Fok. Director Xin Nakanishi, Ph.D. is affiliated with SPH but does not have voting or investment power over the shares held by SPH USA or SPH HK. SPH’s principal business address is No. 200, Taicang Rd, Huangpu District, Shanghai, P.R. China.
(2)
Consists of: (i) 292,078 and 1,922 shares held by Dr. Breitmeyer and his spouse, Mary Breitmeyer, respectively; (ii) 1,109,948 and 87,153 shares underlying options held by Dr. Breitmeyer and Ms. Breitmeyer, respectively, that are exercisable or that may become exercisable within 60 days after April 27, 2023; (iii) 196,544 shares held by a family trust (the “Breitmeyer Trust”); and (iv) 733 shares held by Dr. Breitmeyer as custodian for his child. Does not include 249,903 and 21,996 shares underlying RSU awards held by Dr. Breitmeyer and Ms. Breitmeyer, respectively, that vest more than 60 days after April 27, 2023. Dr. Breitmeyer and Ms. Breitmeyer are the trustees of the Breitmeyer Trust, and in such capacity have joint power to vote and dispose of the shares held by the Breitmeyer Trust.
(3)
Consists of: (i) 71,947 shares held by Dr. Carter; and (ii) 95,000 shares underlying options held that are exercisable or that may become exercisable within 60 days after April 27, 2023.
(4)
Consists of 11,944 shares underlying options that are exercisable or may become exercisable within 60 days after April 27, 2023.
(5)
Consists of: (i) 588,152 shares held by Hale BioPharma Ventures, LLC; (ii) 18,346 shares held by Hale Trading Company; and (iii) 137,500 shares underlying options and warrants to purchase 8,706 shares held by Mr. Hale that are exercisable or that may become exercisable within 60 days after April 27, 2023. Mr. Hale is the Chairman and Chief Executive Officer of Hale BioPharma Ventures and the Managing Director of Hale Trading Company, and as such has voting and investment control over the shares held by Hale BioPharma Ventures and Hale Trading Company.
(6)
Consists of: (i) 8,668 shares held by Dr. Kaufmann; and (ii) 360,005 shares underlying options that are exercisable or may become exercisable within 60 days after April 27, 2023. Does not include 58,058 shares underlying RSU awards that vest more than 60 days after April 27, 2023.
(7)
Consists of: (i) 10,000 shares held directly by Dr. Kisner and (ii) 95,000 shares underlying options that are exercisable or that may become exercisable within 60 days after April 27, 2023 and (iii) warrants to purchase 5,000 shares held by a family trust (the “Kisner Trust”). Dr. Kisner and his wife, Carmen Rosette Garcia, are the trustees of the Kisner Trust and in such capacity have joint power to vote and dispose of the shares held by the Kisner Trust.
(8)
Consists of: (i) 16,144 shares held directly by Mr. LaRue; (ii) 10,030 shares held by a family trust (the “LaRue Trust”); and (iii) 95,000 shares underlying options held by Mr. LaRue that are exercisable or that may become exercisable within 60 days after April 27, 2023. Mr. LaRue and his wife, Joyce LaRue, are the trustees of the LaRue Trust, and in such capacity have joint power to vote and dispose of the shares held by the LaRue Trust.
(9)
Consists of: (i) 118 shares held directly by Dr. Mazanet; and (ii) 88,889 shares underlying options held by Dr. Mazanet that are exercisable or that may become exercisable within 60 days after April 27, 2023.
(10)
Consists of 95,000 shares underlying options held by Dr. Nakanishi that are exercisable or that may become exercisable within 60 days after April 27, 2023.
(11)
Consists of: (i) 14,677 shares held directly by Dr. Theuer; and (ii) 95,000 shares underlying options held by Dr. Theuer that are exercisable or that may become exercisable within 60 days after April 27, 2023.
(12)
Consists of: (i) 19,620 shares held directly by Dr. Wills; and (ii) 95,000 shares underlying options held by Dr. Wills that are exercisable or that may become exercisable within 60 days after April 27, 2023.
(13)
Consists of: (i) 53,608 shares held directly by Dr. Yazji; and (ii) 253,963 shares underlying options exercisable as of April 27, 2023, or that will become exercisable within 60 days after such date. Does not include 111,068 shares underlying RSU awards held by Dr. Yazji that vest more than 60 days after April 27, 2023.
(14)
Consists of: (i) the shares described in notes 2 to 13 above; (ii) 166,368 shares held beneficially held other executive officers; and (iii) 843,816 shares underlying options held by other executive officers that are exercisable or that may become exercisable within 60 days after April 27, 2023. Does not include 174,174 shares underlying RSU awards held by other executive officers that vest more than 60 days after April 27, 2023.

Executive Officers

The names of our executive officers, their ages, their positions and other biographical information as of May 9, 2023, are set forth below. Executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among our directors or executive officers.

Name	Age	Position(s)
James B. Breitmeyer, M.D., Ph.D.	69	Chief Executive Officer, President and Director
Salim Yazji, M.D.	54	Chief Medical Officer
Gunnar F. Kaufmann, Ph.D.	47	Chief Scientific Officer
Richard G. Vincent	60	Chief Financial Officer and Treasurer
Chase C. Leavitt	41	General Counsel and Secretary
Rajesh Krishnan	50	Chief Technology Officer

The biography of James B. Breitmeyer, M.D., Ph.D. can be found above under the heading, “Class III Directors continuing in Office until the 2025 Annual Meeting of Stockholders.”

Salim Yazji, M.D. has served as our Chief Medical Officer since May 2021. Dr. Yazji founded Elpida Therapeutics in January 2019 and co-founded Ajuta Therapeutics in October 2019, where he served as Chief Executive Officer until February 2021. He has also served on the Board of Directors of Versatope Therapeutics since April 2019. From March 2018 to January 2019, he served as Chief Medical Officer of PMV Pharma, and from November 2016 to February 2018, he served as Executive Vice President and Chief Medical Officer of Calimmune, which was acquired by CSL Behring in August 2017. Prior to that, Dr. Yazji served as Vice President & Global Head of Oncology at Baxter International from 2013 to 2015 and its spinoff Baxalta from 2015 until it was acquired by Shire Plc in July 2016. From 2009 to 2013, he held global positions of increasing responsibility within Novartis where he led multiple oncology registrational clinical trials, most recently as Senior Global Clinical Leader. Prior to 2009, he held positions with Exelixis, PDL BioPharma, and Johnson & Johnson. Dr. Yazji obtained his MD from the Pavlov School of Medicine, University of St. Petersburg, St. Petersburg, Russia, and completed his post-graduate training at the University of Texas M.D. Anderson Cancer Center, Park Plaza Hospital, Houston and the Almozov Hospital, St. Petersburg, Russia.

Gunnar F. Kaufmann, Ph.D. has served as our Chief Scientific Officer since September 2019. Dr. Kaufmann has extensive experience in discovery and preclinical development of both biotherapeutics and small molecule drug product candidates and is responsible for progressing our preclinical product development programs and exploring opportunities to expand our product development pipeline. Prior to joining us, Dr. Kaufmann served as Senior Vice President, Immunotherapy, Head of Research and Global Partnerships at Sorrento Therapeutics, Inc. from October 2014 to September 2019. Dr. Kaufmann was previously a faculty member at The Scripps Research Institute and still serves as Adjunct Assistant Professor in the Departments of Chemistry and Immunology and Microbial Science. Dr. Kaufmann holds a B.S. in human biology from Phillips University Marburg, an M.S. in human biology from Ernst-Moritz-Arndt University Greifswald, and a Ph.D. from The Scripps Research Institute’s Biology Program.

Richard G. Vincent has served as our Chief Financial Officer and Treasurer since the completion of the Merger in June 2019, and previously served as Private Oncternal’s Chief Financial Officer, Treasurer and Secretary since April 2017. From 2012 to August 2019, Mr. Vincent worked as an independent Chief Financial Officer, and he served as Chief Financial Officer and Secretary of Sorrento Therapeutics from January 2011 through February 2015. From 2008 to January 2011, Mr. Vincent served as an independent Chief Financial Officer to several pharmaceutical, biotech and medical device companies, including Avalyn Pharma (co-founder), Meritage Pharma, and Elevation Pharmaceuticals. Mr. Vincent served as Chief Financial Officer for Verus Pharmaceuticals from 2004 to 2008, and Women First Healthcare from 2003 to 2005. Mr. Vincent’s areas of responsibility have spanned all areas of finance, treasury, investor and public relations, human resources, information technology, facilities and project management. From 1987 to 1995, Mr. Vincent held a number of positions with Deloitte & Touche LLP, the last of which was senior manager, where he specialized in emerging growth and publicly-reporting companies. Mr. Vincent became a Certified Public Accountant in California in 1989 and holds a B.S. degree in business with an emphasis in accounting from San Diego State University.

Chase C. Leavitt has served as our General Counsel and Secretary since April 2022. Mr. Leavitt previously served as General Counsel and Corporate Secretary of Lineage Cell Therapeutics, Inc., a publicly traded biotechnology company, from May 2019 to April 2022 where he focused on public company compliance and governance, business development transactions, financing activities, and litigation, and managed all other legal needs of the company. From June 2018 to May 2019, Mr. Leavitt served as Vice President of Legal Affairs of Tang Capital Management, LLC, a life sciences-focused investment company, and its affiliate Odonate Therapeutics, Inc., which was then a clinical stage publicly traded pharmaceutical company. From May 2017 to May 2018, Mr. Leavitt served as the Deputy General Counsel of Switch, Inc., a publicly traded technology company, and previously served as its Associate General Counsel from July 2014 to May 2017. From 2007 to 2014, Mr. Leavitt was a corporate attorney at Latham & Watkins LLP, where his practice focused on public company representation, mergers and acquisitions and capital markets transactions. Mr. Leavitt received a B.S. degree in business administration and a J.D. from the University of Southern California and is admitted to practice law in the States of California and Washington.

Rajesh Krishnan, Ph.D. has served as our Chief Technology Officer since January 2021 and previously served as our Senior Vice President, CMC and Manufacturing, from August 2019 to January 2021. Dr. Krishnan has over 23 years of experience across CMC, technology transfer, and manufacturing sciences for U.S. and international manufacturing sites, involving both internal and partnered programs. From January 2018 until August 2019, he served as Vice President, Process Development and Manufacturing Sciences at Dynavax Technologies Corporation, where he led manufacturing, drug process development, process validation, analytical sciences and technology transfer efforts for commercial and clinical development programs, including the commercial Heplisav B product. From 2012 through 2017, Dr. Krishnan served in several positions at Gilead Sciences, Inc., most recently as Director of Biologics Drug Substance Process Development, leading upstream and downstream process development for multiple clinical biologics programs. From 2000 to 2012, he served in positions of increasing responsibility at Merck & Co., Inc., Amgen Inc. and Pfizer, with a consistent leadership role across process development, technology transfer and CMC for clinical and commercial biologics programs. Dr. Krishnan holds a B.S.E. degree in chemical engineering from Princeton University, a M.S. degree in chemical engineering from the University of California, Davis, and a Ph.D. degree in Biochemical Engineering from the University of California, Davis.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Overview

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, our compensation committee is committed to providing the information necessary to help our stockholders understand our executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our executive compensation practices.

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. For 2022, our compensation committee retained Radford (an Aon company) to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Radford assisted in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Summary Compensation Table

The following table summarizes the compensation that we paid during 2022 and 2021 to: (1) all individuals serving as our principal executive officer during 2022; and (2) our two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers as of December 31, 2022. We refer to these officers as our named executive officers or NEOs.

Name and Principal Position(s)	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
James B. Breitmeyer, M.D., Ph.D.	2022	579,873	505,444	1,087,788	222,600	12,200	2,407,905
President & Chief Executive Officer	2021	556,500	—	3,901,575	222,600	—	4,680,675
Salim Yazji, M.D.	2022	448,866	224,643	188,617	88,140	12,200	962,466
Chief Medical Officer	2021	264,518	—	1,662,770	88,140	—	2,015,428
Gunnar F. Kaufmann, Ph.D.	2022	415,948	117,427	275,047	132,788	—	941,210
Chief Scientific Officer

(1)
The amounts are valued based on the aggregate grant date fair value of the option awards in accordance with FASB ASC Topic 718. See Note 7 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 9, 2023, for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to FASB ASC Topic 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, an executive realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the executive’s continued service.
(2)
The amounts in this column represent for Drs. Breitmeyer and Yazji, 401(k) plan company-matching contributions of $12,200 each.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have entered into employment agreements with each of our named executive officers. The employment agreements provide for the annual base salary for each named executive officer, which amounts are subject to annual review by and at the sole discretion of our board of directors or its designee. Each named executive officer is also eligible to earn an annual cash performance bonus. The annual cash performance bonus will be based on our attainment of financial or other operating criteria established by our board of directors or its designee, as determined by our board of directors or its designee.

Pursuant to the employment agreements, if we terminate the executive’s employment without “cause” or if the executive resigns for “good reason” (each as defined in the employment agreement), the executive is entitled to the following payments and benefits: (1) a lump sum cash payment in an amount equal to 6 months of his base salary as in effect immediately prior to the last day of his employment; (2) continuation of health benefits for a period of 6 months following the last day of his employment; and (3) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 6-month period following termination had the executive remained continuously employed by us during such period.

If the executive is terminated without cause or resigns for good reason during the 12-month period following a “change in control” (as defined in the employment agreement) (or, with respect to Dr. Breitmeyer, within 90 days prior to a change in control), the executive shall be entitled to receive the following payments and benefits: (1) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the last day of his employment (calculated without regard to Dr. Breitmeyer’s voluntary salary reduction as described below); (2) continuation of health benefits for a period of 12 months following the last day of his employment; and (3) a lump sum cash payment in an amount equal to his “target bonus” (as defined in the employment agreement) for the year in which the termination of employment occurs (calculated without regard to Dr. Breitmeyer’s voluntary salary reduction and the waiver of the 2023 annual bonuses by our named executive officers as described below), prorated to reflect the portion of such year that has elapsed prior to the date of his termination of employment or resignation.

In addition, if Dr. Breitmeyer is terminated without cause or resigns for good reason within 90 days prior to or any time following a change in control, the vesting of his outstanding unvested stock awards on the date of his termination of employment will be automatically accelerated. Also, in the event of a change in control, 50% of Dr. Breitmeyer’s outstanding unvested stock awards will vest. If Drs. Yazji or Kaufmann are terminated without cause or resign for good reason within 12 months following a change in control, the vesting of their outstanding unvested stock awards on the date of their termination of employment will be automatically accelerated. In the event an executive’s employment terminates due to death or permanent disability, all of the executive’s outstanding unvested stock awards will vest immediately upon such termination.

The employment agreements also contain standard confidentiality, non-competition and non-solicitation covenants. In addition, the employment agreements includes an Internal Revenue Code (“Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the executive would be subject to an excise tax under Code Section 4999, the executive will receive either the full amount of such payments or a reduced amount such that no portion of the payments is subject to the excise tax, whichever results in the greater after-tax benefit to the executive.

Compensation Reduction and Retention Arrangements

On March 31, 2023, Oncternal’s officers and other members of Oncternal’s senior management team, including the named executive officers, voluntary agreed to waive their rights to receive an annual cash performance during the year ending December 31, 2023. Dr. Breitmeyer also agreed to a temporary 20% reduction to his base salary through December 31, 2024. In order to reinforce the other retention arrangements our compensation committee has implemented during 2022 in the form of stock option and restricted stock unit (“RSU”) awards, as described below under “Equity Compensation,” in connection with the foregoing agreements by our officers and members of senior management, the compensation committee approved certain retention arrangements for these individuals. Specifically, subject to continued employment through the date on which 2023 annual bonuses for our other employees are determined by our compensation committee (the “Determination Date”), each officer will be eligible to receive a retention bonus in early 2025 equal to the amount he or she would have received under our annual incentive plan based on actual company performance during 2023. This retention bonus amount will be subject to earlier payment in the event of the officer’s involuntary termination without cause, resignation for good reason or a change in control, in each case on or after the Determination Date, and subject to the execution of a release of claims in the case of an involuntary termination without cause or resignation for good reason.

In addition to the foregoing, Dr. Breitmeyer will be eligible to receive an additional retention payment in early 2025 equal to the aggregate base salary foregone by him through December 31, 2024 (or, if earlier, his termination or a change in control) pursuant to his salary reduction arrangement, subject to his continued employment through a specified date. This retention bonus amount will be subject to earlier payment in the event of his involuntary termination without cause, resignation for good reason or a change in control, and subject to the execution of a release of claims in the case of an involuntary termination without cause or resignation for good reason.

Executive Compensation Elements

The following describes the material terms of the elements of our executive compensation program during 2022.

2022 Base Salaries

The annual base salaries for Drs. Breitmeyer, Yazji, and Kaufmann during 2022 were $579,873, $448,866, and $415,948 respectively.

Annual Incentive Plan

We have adopted the Oncternal Therapeutics, Inc. Annual Incentive Plan, the material terms of which are summarized below.

Each named executive officer is eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our compensation committee and, with respect to our named executive officers other than our chief executive officer, individual performance.

Bonuses are set based on the executive officer’s base salary as of the end of the year and are expected to be paid out in the following year. Based on the employment agreements with our named executive officers, the target levels for executive bonuses are currently as follows: 50% of base salary for the chief executive officer (100% of which is based on corporate objectives) and 40% of base salary for any other C-level executive (80% of which is based on corporate objectives and 20% of which is based on individual performance). At the beginning of each year, management recommends corporate goals and milestones to our compensation committee to be reviewed and approved for the year. These goals and milestones and the proportional emphasis placed on each are expected to be set by our compensation committee after considering management input and our overall strategic objectives. It is expected that these goals will generally relate to factors such as clinical development, regulatory, business development, financial and operational goals.

Our compensation committee determines the level of achievement of the corporate goals for each year. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total bonus opportunity, before any determination of the individual component of the award. The individual component of each named executive’s bonus award is not necessarily based solely on the achievement of any predetermined criteria or guidelines. Our compensation committee’s assessment of each of the named executive officer may also include a quantitative analysis of the officer’s overall performance of his or her duties during the year. In coming to this determination, our compensation committee does not follow any specific guidelines regarding the exercise of such discretion.

For 2022, the corporate performance objectives generally fell into the following categories: (1) objectives related to continued progress in the area of clinical and preclinical development, and (2) financial and operational objectives. The clinical development objectives included advancing negotiations on registrational studies for zilovertamab and advancing our ONCT-216 program, and the preclinical development objectives included advancing our ROR1 CAR-T and DAARI programs. The financial and operational objectives primarily related to investor relations efforts, financing efforts and other key operational objectives. Quantitative measures were generally not established for the corporate objectives for 2022. Instead, these performance objectives and areas of emphasis were used as a guide by our compensation committee and board of directors in determining overall corporate performance as they represented those areas in which the named executive officers and our employees were expected to focus their efforts during the year.

In evaluating management’s performance relative to corporate performance for 2022, our compensation committee determined to award a corporate achievement level of 90%. In coming to its final determination regarding the overall corporate achievement percentage, our compensation committee considered our progress in advancing the zilovertamab and ONCT-216 programs, our efforts related to progressing preclinical assets, and achievements in respect of investor relations, operational efficiency and financing transactions. This corporate achievement level was then used to determine the portion of each named executive officer’s bonus tied to corporate performance. The bonuses earned by our named executive officers for 2022 performance are set forth in the “Summary Compensation Table” above.

As described above, for 2023, each of our named executive officers has agreed that he will not participate in the annual incentive plan.

Equity Compensation

We maintain two primary equity compensation plans that provide for the issuance of equity awards to directors, employees (including our named executive officers) and consultants: the 2019 Plan, which has been approved by our stockholders, and our 2022 Employment Inducement Incentive Award Plan (the “Inducement Plan”), which has not been approved by our stockholders.

We offer stock options and RSUs to our employees, including our named executive officers, as the long-term incentive component of our compensation program. We typically grant equity awards to new hires upon their commencing employment with us and annually to our employees. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, the stock options we grant vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, subject to the employee’s continued employment with us on each vesting date. The stock options granted to our named executive officers in July 2022 were granted as retention awards given the lack of retentive value of their existing stock option holdings, substantially all of which are significantly underwater. These stock options vest in two equal installments over a period of 18 months following the date of grant to provide special retention value over a critical period of time in our company’s development.

To date we have granted RSUs primarily as a retention tool, and the vesting schedules of those RSUs have been designed to specifically address the company’s retention needs, as described above, over a specified time period, generally 18 months to two years from the date.

On January 3, 2022, we granted RSUs representing the right to receive 128,577, 57,137, and 29,867 shares of our common stock to Drs. Breitmeyer, Yazji, and Kaufmann, respectively. One half of the RSUs vested on January 3, 2023, one quarter of the RSUs will vest on July 3, 2023, and one quarter of the RSUs will vest on January 3, 2024. All of the RSUs vest in the event of a Change in Control (as defined in the 2019 Plan).

On January 18, 2022, we modified 21,098 option awards granted to Dr. Breitmeyer on November 15, 2018 to better align the performance conditions of the award with current strategy. The modification resulted in incremental compensation of $16,560 that is reflected in Dr. Breitmeyer’s 2022 Option Awards in the Summary Compensation Table. The modified portion of the award vested on February 21, 2023.

On January 20, 2022, we granted options to purchase 637,000, 92,075, and 162,457 shares of our common stock to Drs. Breitmeyer, Yazji, and Kaufmann, respectively. These options were granted with an exercise price equal to $1.94 per share, which represented the fair market value on the date of grant, as determined under the 2019 Plan. These stock options have the standard four-year vesting schedule described above.

On July 28, 2022, we granted RSUs representing the right to receive 185,625, 82,500, and 43,125 shares of our common stock and options to purchase 123,750, 55,000, and 28,750 shares to Drs. Breitmeyer, Yazji, and Kaufmann, respectively. These options were granted with an exercise price equal to $1.04 per share, which represented the fair market value on the date of grant, as determined under the 2019 Plan. One half of these awards vest on July 3, 2023, and one half of these awards vest on January 3, 2024. All of these awards vest in the event of a Change in Control (as defined in the 2019 Plan).

The stock options are also subject to accelerated vesting in certain circumstances. For additional discussion, please see “Employment Agreements” above and “Change in Control Benefits” below.

Retirement Plans

We currently maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. In 2022, we matched contributions made by participants in the 401(k) plan up to 50% up to 8.0% of eligible compensation. We believe that providing a vehicle for retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.

We also provide our named executive officers with term life insurance and disability insurance at our expense as we do for all of our full-time employees. We do not provide our named executive officers with any other significant perquisites or other personal benefits.

Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. The employment agreements with our named executive officers entitle them to accelerated vesting of certain outstanding equity awards upon a change in control of our company, as described above under “Employment Agreements” and “Compensation Reduction and Retention Arrangements.” In addition, as discussed above under “Equity Compensation,” the retention stock option and RSU awards granted to our named executive officers in January and July 2022 vest in full in the event of a Change in Control (as defined in the 2019 Plan).

Clawbacks

While our Chief Executive Officer and Chief Financial Officer are subject to any recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act, we have not yet adopted a compensation recovery policy as required under the Dodd-Frank Act. We are reviewing the final clawback rule adopted by the SEC that implements the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the NASDAQ’s related proposed listing standard, in each case relating to recoupment of incentive-based compensation. We will implement its clawback policy in accordance with the new listing standard when the new listing standard becomes final.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

The following table shows the total compensation for our PEO, and on an average basis, our other NEOs, for the past two fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our PEO, and on an average basis, our other NEOs (in each case, as determined under SEC rules), our total shareholder return (TSR) and our net income (loss).

Fiscal Year	Summary Compensation Table for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non-PEO NEOs (3)	Average Compensation Actually Paid to non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4)	Net Loss (000's)

2022	$2,407,905	$983,217	$951,838	$436,743	$20.41	$(44,170)
2021	$4,680,675	$1,792,313	$1,998,246	$893,453	$46.33	$(31,333)

(1) The dollar amounts are the amounts of total compensation reported for Mr. Breitmeyer (Chief Executive Officer and Principal Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to our Summary Compensation Table on page 33.

(2) The dollar amounts represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends, if paid, are factored into the fair value of the award. The following table details these adjustments:

		SCT	Grant Date Value of New Awards	Year End Value of New Awards	Change in Value of Unvested Awards	Change in Value of Vested Awards	Value of Equity Awards that Failed 'to Meet Vesting Conditions	Total Equity CAP	CAP
Fiscal Year	Executives	(a)	(b)	(c)	(d)	(e)	(f)	(g)=(c)+(d)+(e)+(f)	(h) = (a)-(b)+(g)
2022	PEO	$2,407,905	$1,593,232	$846,520	$(469,809)	$(208,167)	$-	$168,544	$983,217
	NEO Average	$951,838	$402,867	$226,104	$(207,937)	$(130,395)	$-	$(112,228)	$436,743
2021	PEO	$4,680,675	$3,901,575	$1,065,024	$(267,908)	$216,097	$-	$1,013,213	$1,792,313
	NEO Average	$1,998,246	$1,559,679	$515,042	$(60,361)	$205	$-	$454,886	$893,453
a)
The dollar amounts reported in the Summary Compensation Table for the applicable year.
b)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. The 2022 PEO value includes incremental compensation of $16,560 due to the modification of Dr. Breitmeyer’s November 2018 option award in January 2022. See Executive Compensation Elements – Equity Compensation.
c)
The year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
d)
The amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable yea.; The 2022 PEO value includes incremental compensation of $16,560 due to the modification of Dr. Breitmeyer’s November 2018 option award that was outstanding as of the end of Fiscal 2022. See Executive Compensation Elements – Equity Compensation and footnote (b) above;
e)
For awards that vest in the applicable year, the change in the fair value as of the vesting date from the end of the prior fiscal year.

f)
For awards that failed to meet vesting conditions in the applicable year, the change in the fair value from the end of the prior fiscal year.
g)
The valuation assumptions and processes used to recalculate fair values as of each vesting date and the end of each fiscal year did not materially differ from those disclosed at the time of grant.
h)
“Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules.

(3) The dollar amounts are the average amounts of total compensation reported for the other NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to our Summary Compensation Table on page 33. For 2021 and 2022, the other NEOs were:

2022	2021
Salim Yazji, M.D.	Salim Yazji, M.D.
Gunnar F. Kauffman, Ph.D.	Richard G. Vincent

(4) TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2020. We have not paid dividends on our common stock.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income (loss), in each case, for the fiscal years ended December 31, 2022 and 2021.

Outstanding Equity Awards at December 31, 2022

The following table sets forth specified information concerning outstanding equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2022.

	Option Awards (1)							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Securities Underlying Unvested Awards (#)	Award Share value at Grant ($) (8)
James B. Breitmeyer, M.D., Ph.D.	9/1/2015	(2)	117,417	—	—	0.68	9/1/2025
	11/15/2018	(3)	105,492	—	63,295	0.81	11/15/2028
	9/12/2019	(4)	81,250	18,750	—	5.76	9/12/2029
	3/17/2020	(2)	66,890	—	—	3.33	3/17/2030
	2/11/2021	(4)	343,750	406,250	—	7.05	2/11/2031
	1/3/2022	(5)						128,557	2.43
	1/20/2022	(4)	—	637,000	—	1.94	1/20/2032
	7/28/2022	(6)	—	123,750	—	1.04	7/28/2032
	7/28/2022	(7)						185,625	1.04
Salim Yazji, M.D.	5/17/2021	(4)	168,228	256,772	—	5.30	1/20/2032
	1/3/2022	(5)						57,137	2.43
	1/20/2022	(4)	—	92,075	—	1.94	1/20/2032
	7/28/2022	(6)	—	55,000	—	1.04	1/20/2032
	7/28/2022	(7)						82,500	1.04
Gunnar F. Kaufmann, Ph.D.	9/5/2019	(4)	121,875	28,125	—	5.19	9/5/2029
	3/17/2020	(2)	14,260	—	—	3.33	3/17/2030
	2/11/2021	(4)	115,958	137,042	—	7.05	2/11/2031
	1/3/2022	(5)						29,867	2.43
	1/20/2022	(4)	—	162,457	—	1.94	1/20/2032
	7/28/2022	(6)	—	28,750	—	1.04	7/28/2032
	7/28/2022	(7)						43,125	1.04

(1)

All vesting is subject to the recipient’s continued service through the applicable vesting date and are subject to accelerated vesting in certain circumstances. For additional discussion, please see “Employment Agreements” and “Change in Control Benefits” above.

(2)	The options are vested and exercisable in full.
(3)

Subject to Dr. Breitmeyer’s continuous service as our Chief Executive Officer through the applicable vesting date, the shares subject to the options shall vest or have vested as follows: (a) 42,197 shares vested on June 19, 2019 on the approval of our board of directors in recognition of the closing of the Merger; (b) 21,099 shares vested on March 18, 2021 upon approval by the board of directors with satisfactory completion of the Phase 1 study of ONCT-216 in Ewing sarcoma; (c) 21,098 shares vested on March 18, 2021 upon approval by our board of directors upon satisfactory completion of both Parts 1 and 2 of our zilovertamab CLL/MCL study; (d) 21,098 shares vested on March 18, 2021 upon approval by our board of directors with satisfactory consummation of a sale of our securities resulting in gross proceeds to us of at least $40 million in the aggregate; (d) 21,099 vested on February 21, 2023 upon approval by our board of directors with the satisfactory initiation of the Phase 3 study of zilovertamab; (e) 21,098 shares vested on February 21, 2023 upon approval by our board of that ROR1 CAR-T materials were ready for human testing; and (e) 21,098 shares shall vest on completion of the Phase 1 study for a ROR1 CAR-T.

(4)	The shares subject to the stock options vest as follows: 25% of the shares on the first anniversary of the date of grant and the remainder in equal monthly installments over the 36 months thereafter.
(5)

Represents RSUs, each of which represents the right to receive one share of our common stock. One half of the RSUs vested on January 3, 2023, one quarter of the RSUs will vest on July 3, 2023, and one quarter of the RSUs will vest on January 3, 2024. All of the RSUs vest in the event of a Change in Control (as defined in the 2019 Plan).

(6)

The shares subject to the stock options vest as follows: 50% of the shares on July 3, 2023 and the remainder on on January 3, 2024. All of the options vest in the event of a Change in Control (as defined in the 2019 Plan).

(7)

Represents RSUs, each of which represents the right to receive one share of our common stock. One half of the RSUs vest on July 3, 2023, and one half of the RSUs vest on January 3, 2024. All of the RSUs vest in the event of a Change in Control (as defined in the 2019 Plan).

(8)	Market value is based on the closing price of our common stock on the last trading day of the fiscal year, which was $1.00 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes securities available under our equity compensation plans as of December 31, 2022.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options and rights			Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)			(b)	(c)
Equity compensation plans approved by security holders	Options	6,709,096	(1)	4.05	236,603	(2)
Equity compensation plans approved by security holders	RSUs	1,009,083	(1)	—	—
Equity compensation plans not approved by security holders	Options	1,806,600	(3)	4.57	993,400	(4)

(1)

Represents shares of our common stock underlying stock options and RSUs granted under the 2019 Plan and the 2015 Equity Incentive Plan of Private Oncternal, which we assumed in connection with the Merger.

(2)	Represents shares remaining available for issuance under the 2019 Plan.
(3)	Represents shares of our common stock underlying stock options granted under the Inducement Plan.
(4)

Represents shares remaining available for issuance under the Inducement Plan. The material features of our Inducement Plan are more fully described in Note 6 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 9, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2021 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

Director and Executive Officer Compensation

Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Narrative Disclosure to Summary Compensation Table—Employment Agreements.”

Indemnification Agreements

Our Restated Certificate of Incorporation and our amended and restated bylaws provide that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Restated Certificate of Incorporation and amended and restated bylaws. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Compensation of Mary Breitmeyer

During 2021 and 2022, Mary Breitmeyer, who is Dr. Breitmeyer’s spouse, served as an employee and received total cash compensation of $118,558 and $260,000, respectively. In January 2021, February 2021, January 2022, and July 2022, Ms. Breitmeyer received options to purchase 7,000, 2,000, 165,000, and 12,500 shares of our common stock, respectively, at exercise prices of $5.33, $7.48, $1.94 and $1.04 respectively. In January and July 2022, Ms. Breitmeyer received RSUs representing the right to receive 6,493 and 18,750 shares of our common stock.

Arrangements with SPH USA

Effective in September 2019, we and SPH USA entered into a Materials Supply and Services Agreement (“SPH USA Services Agreement”), pursuant to which we and SPH USA may execute one or more statements of work for the transfer to SPH USA of key reagents and other materials, and for the supply of certain services by us to SPH USA, as contemplated under and in furtherance of the License and Development Agreement between us and SPH USA effective as of November 2018. As of December 31, 2022 and 2021, the Company had none and $0.4 million in amounts receivable from SPH USA related to statements of work.

In November 2018, Private Oncternal entered into a license and development agreement the (“SPH USA License Agreement”) with SPH USA, under which Private Oncternal granted rights to manufacture, develop, market, distribute and sell in the People’s Republic of China, Hong Kong, Macau, and Taiwan (the “SPH USA Territory”) Private Oncternal’s product candidates under the its license agreement with Georgetown University (the “Georgetown License Agreement”) and its license agreement with the University of California San Diego (the “UC San Diego License”). Under the SPH USA License Agreement, SPH USA is solely responsible for all pre-clinical and clinical development activities specific to obtaining regulatory approval for such product candidates in the SPH USA Territory, any third-party license milestone or royalty payments owed under the Georgetown License Agreement and the UC San Diego License Agreement, and paying Oncternal a low single digit royalty on net sales of licensed products in the SPH USA Territory. The SPH USA License Agreement will expire on a licensed product-by-licensed product and country/region-by-country/region basis on the later of 10 years from the date of first commercial sale or when there is no longer a valid patent claim covering such licensed product in such country/region.

Xin Nakanishi, Ph.D. is a member of our board of directors and is affiliated with Shanghai Pharmaceuticals Holding Co., Ltd., a joint stock company incorporated in the People’s Republic of China with limited liability (“SPH”). Additionally, Yanjun Liu, M.D., Ph.D., Man Cho, and Jinzhu Chen previously served as members of our board of directors until December 17, 2019, May 25, 2021, and December 23, 2022 respectively, and each is also affiliated with SPH. Dr. Liu and Dr. Nakanishi also served as members of Private Oncternal’s board of directors prior to the Merger and were SPH USA’s designees to the Oncternal board of directors in connection with the Merger. SPH USA is the wholly owned subsidiary of SPH and holds more than 5% of Oncternal’s outstanding common stock. For more information about SPH’s beneficial ownership of Oncternal common stock see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Newfront Insurance

In January 2019, we engaged Newfront Insurance as our primary insurance broker effective as of the Merger. The son of Richard Vincent, our Chief Financial Officer, acted as our agent at Newfront Insurance. During 2021, we paid total related policy premiums of approximately $1.8 million, for which Mr. Vincent’s son received a commission of approximately $0.1 million. In March 2022, we selected an unrelated third party to act as our primary insurance broker.

Policies and Procedures for Related Party Transactions

Pursuant to our audit committee charter, our audit committee is responsible for reviewing and approving all transactions with related parties which are required to be reported under applicable SEC regulations, other than compensation-related matters. We have adopted a written procedure for review of, or standards for approval of, these transactions by our audit committee.

STOCKHOLDER PROPOSALS

Stockholders of Oncternal may submit proposals on matters appropriate for stockholder action at meetings of Oncternal’s stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Oncternal’s proxy materials relating to the 2024 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, and such proposals must be received at our executive offices no later than January 20, 2024. However, if our 2024 Annual Meeting of Stockholders is not held between May 29, 2024 and July 28, 2024, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. All such proposals must comply with all applicable requirements of Rule 14a-8 and be sent to Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 230, San Diego, CA 92130, Attention: Corporate Secretary.

Pursuant to our amended and restated bylaws (“bylaws”), stockholders wishing to submit director nominations or other stockholder proposals, except in the case of proposals made in accordance with Rule 14a-8, must, in addition to complying with applicable laws and regulations and the requirements of our bylaws, provide timely notice thereof in writing to our Corporate Secretary. To be timely for the 2024 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, not later than the close of business on December 21, 2023, nor earlier than the close of business on January 20, 2024 . However, if we do not hold our 2024 Annual Meeting of Stockholders between May 29, 2024 and July 28, 2024, such notice by the stockholder will be timely if it is delivered not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 29, 2024, which is 60 days prior to the one-year anniversary of the date of the 2023 Annual Meeting. A stockholder's notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each director nominee or proposal the stockholder proposes to bring before the annual meeting. The chairman of the 2024 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. A copy of our bylaws may be obtained by writing to Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 230, San Diego, CA 92130, Attention: Corporate Secretary. If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on May 9, 2023 (the record date for our 2023 Annual Meeting) may request a copy of our annual report on Form 10-K, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our Company at such date. Requests should be directed to Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 230, San Diego, California 92130; Attention: Corporate Secretary. Our annual report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

Stockholders Sharing the Same Address: The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 230, San Diego, California 92130; Attention: Corporate Secretary, or by calling (858) 434-1113. We will send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or sending a written request to Oncternal Therapeutics, Inc. at the address above or by calling (858) 434-1113.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors
/s/ James B. Breitmeyer, M.D., Ph.D.
James B. Breitmeyer, M.D., Ph.D.
President, Chief Executive Officer and Director

San Diego, California

May 16, 2023

Appendix A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ONCTERNAL THERAPEUTICS, INC.

Oncternal Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.
The Corporation, which was originally known as GTx, Inc., originally filed its Certificate of Incorporation on September 4, 2003.

2.
That the Board of Directors of said Corporation duly adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

THEREFORE, BE IT RESOLVED, that Section A of Article IV of the Certificate is hereby amended to read in its entirety as follows:

“Authorized Stock. Effective at 5:00 p.m., Eastern Time, on the date of filing of this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation, as amended (the “Effective Time”), each shares of the Corporation’s common stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time (the “Old Shares”) shall automatically be combined into one validly issued, fully paid and non-assessable share of common stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split. Holders of Old Shares who would otherwise be entitled to receive a fraction of a share on account of the Reverse Stock Split shall receive, upon surrender of the stock certificates formerly representing the Old Shares, in lieu of such fractional share, an amount in cash equal to the product of (1) the closing sale price per share of the common stock as reported by The Nasdaq Capital Market on the last trading day preceding the Effective Date by (2) the number of Old Shares held by such holder that would otherwise have been exchanged for such fractional share interests.

The total number of shares which the Corporation shall have authority to issue is 125,000,000, consisting of 120,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

3.
That thereafter, pursuant to a resolution of the Board of Directors, the stockholders gave their approval of said amendment at a meeting of stockholders in accordance with the provisions of Section 211 of the DGCL.

4.
This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that such amendment be considered by the stockholders of the Corporation. An annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on June 28, 2023, at which meeting the necessary number of shares were voted in favor of such amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment

IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed as of this day of , 202 .

Oncternal Therapeutics, Inc.,

a Delaware corporation

By:

Name:

Title:

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Oncternal Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of May 09, 2023 TIME: Wednesday, June 28, 2023 8:00 AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/ONCT for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints James B. Breitmeyer and Richard G. Vincent (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Oncternal Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/ONCT • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-586-3107 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/ONCT

Oncternal Therapeutics, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 5 AND 6 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect four directors for a three-year term to expire at the 2026 annual meeting of stockholders. FOR WITHHOLD 1.01 Daniel L. Kisner, M.D. #P2# #P2# FOR 1.02 William R. LaRue #P3# #P3# FOR 1.03 Charles P. Theuer, M.D., Ph.D. #P4# #P4# FOR 1.04 Rosemary Mazanet, M.D., Ph.D. #P5# #P5# FOR FOR AGAINST ABSTAIN 2. Ratification of the appointment of BDO USA, LLP as our independent registered public accountants for the year ending December 31, 2023. #P6# #P6# #P6# FOR 3. To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. #P7# #P7# #P7# FOR 1YR 2YR 3YR ABSTAIN 4. To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, should occur every one, two or three years. #P8# #P8# #P8# #P8# 1 YEAR FOR AGAINST ABSTAIN 5. To approve an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions to permit exculpation of certain officers. #P9# #P9# #P9# FOR 6. To grant our board of directors authority to effect a reverse stock split of our outstanding common stock by amending our Restated Certificate of Incorporation within one year and within a range of not less than one-for-five and not more than one-for-thirty. #P10# #P10# #P10# FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/ONCT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date Please make your marks like this: X